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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CHEMICAL FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 7, 2003

CHEMICAL
FINANCIAL CORPORATIONSM

333 East Main Street
Midland, Michigan 48640

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 21, 2003

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, on Monday, April 21, 2003, at 2:00 p.m. local time. At the meeting, we will:

      1. elect eleven directors; and

      2. transact any other business that may properly come before the meeting.

You may vote at the meeting and any adjournment of the meeting if you were a shareholder of record at the close of business on February 21, 2003. Our 2002 Annual Report to Shareholders follows our proxy statement in this booklet. Our proxy statement and the enclosed proxy card are being sent to shareholders on and after March 7, 2003.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

David B. Ramaker

President and Chief Executive Officer

Your vote is important to us.

Even if you plan to attend the meeting,
PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT
Election of Directors
Chemical Financial’s Board of Directors and Nominees for Election as Directors
Ownership of Chemical Financial Common Stock
Shareholder Return
Executive Compensation
Compensation Committee Report on Executive Compensation
Audit Committee Report
Related Matters
Audit Committee Charter

(This page intentionally left blank)

CHEMICAL FINANCIAL CORPORATION

333 East Main Street
Midland, Michigan 48640

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2003

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation (“Chemical Financial” or “Corporation”) that will be held on Monday, April 21, 2003, at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, at 2:00 p.m. local time.

This proxy statement and the enclosed proxy card are being furnished to you on and after March 7, 2003, in connection with the solicitation of proxies by Chemical Financial’s board of directors for use at the annual meeting. In this proxy statement, “we,” “us” and “our” refer to Chemical Financial Corporation, “you” and “your” refer to Chemical Financial Corporation shareholders, and “Chemical Bank” refers to Chemical Bank and Trust Company, Chemical Financial’s lead subsidiary bank.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of eleven directors. Your board of directors recommends that you vote FOR each of the nominees discussed in this proxy statement.

How to Vote Your Shares

You may vote at the meeting or by proxy if you were a shareholder of record of Chemical Financial common stock on February 21, 2003. You are entitled to one vote per share of Chemical Financial common stock that you own on each matter presented at the annual meeting.

As of February 21, 2003, there were 23,693,978 shares of Chemical Financial common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each nominee for director named in this proxy statement. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•	delivering written notice to the Secretary of Chemical Financial; or

•	attending and voting at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of Chemical Financial and its affiliates will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of Chemical Financial common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. Chemical Financial will pay all costs of solicitation of proxies. Chemical Financial has engaged Georgeson Shareholder at an estimated cost of $1,000 plus expenses, to assist in the distribution of these materials.

Required Vote and Quorum

A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker non-votes also count for quorum purposes.

Election of Directors

The board of directors presently consists of eleven individuals. The term of office for each of the directors expires at the annual meeting each year.

The board of directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2004:

Nominees

J. Daniel Bernson	Aloysius J. Oliver
Nancy Bowman	Frank P. Popoff
James A. Currie	David B. Ramaker
Michael L. Dow	Dan L. Smith
L. Richard Marzke	William S. Stavropoulos
Terence F. Moore

Each proposed nominee currently serves as a director of Chemical Financial for a term that will expire at this year’s annual meeting. Ms. Nancy Bowman was appointed to the board of directors on January 20, 2003. Ms. Bowman’s appointment re-established the size of the board of directors to eleven members after the passing of our director and friend, Lawrence A. Reed, during 2002. The persons named in the enclosed proxy card intend to vote for the election of the eleven nominees listed above. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named above.

Biographical information is presented below concerning the nominees for director of Chemical Financial. Except as otherwise indicated, each nominee has had the same principal employment for over five years.

Chemical Financial’s Board of Directors and Nominees for Election as Directors

J. Daniel Bernson, age 61, has served as a director of Chemical Financial since January 15, 2001 as a result of the merger of Shoreline Financial Corporation (“Shoreline”) into Chemical Financial. Before the merger, Mr. Bernson had been a director of Shoreline Bank, the bank subsidiary of Shoreline, since July 1999. Since 1988, Mr. Bernson has been President of The Hanson Group of St. Joseph, Michigan, a holding company with diversified business interests in southwest Michigan, including Hanson Mold, Hanson Cold Storage Co., Eagle Technologies Group, the Meadows Subdivision and Pure.Fact, Inc. Mr. Bernson is a member of the Audit and Compensation Committees.

Nancy Bowman, age 51, has served as a director of Chemical Financial since January 20, 2003 and was appointed to the Audit and Compensation Committees as of that date. Ms. Bowman is a certified public accountant and co-owner of Bowman & Rogers, PC, an accounting and tax services company located in Lake City, Michigan. Ms. Bowman has served as a director and member of various committees of Chemical Bank West, a wholly owned bank subsidiary of Chemical Financial, since 1982.

James A. Currie, age 44, has been a director of Chemical Financial since August 1993 and is a member of the Audit and Compensation Committees and Chairman of the Corporate Governance and Nominating Committee. Mr. Currie is an investor and a certified teacher with a Masters Degree in Special Education from Michigan State University in East Lansing, Michigan. Mr. Currie has served as a director and member of various committees of Chemical Bank since February 1992, a director of CFC Data Corp, Chemical Financial’s wholly-owned data processing subsidiary, since April 2000, a director of CFC Financial Services, Inc., Chemical Financial’s insurance subsidiary, since February 2002, and a director of CFC Title Services, Inc., Chemical Financial’s title insurance subsidiary, since February 2002.

Michael L. Dow, age 68, has served as a director of Chemical Financial since April 1985 and is Co-Chairman of the Audit and a member of the Pension, Compensation and Corporate Governance and Nominating Committees. Mr. Dow is an investor. Mr. Dow has served as a director and member of various committees of Chemical Bank since February 1982.

L. Richard Marzke, age 69, has served as a director of Chemical Financial since January 15, 2001 as a result of Shoreline’s merger into Chemical Financial. Before the merger, Mr. Marzke had been a director of Shoreline and Shoreline Bank, or their predecessors, since 1977. Mr. Marzke is Chairman and Chief Executive Officer of Pri-Mar Petroleum, Inc., a wholesale and retail distributor of gasoline and other petroleum products and convenience store operator. Mr. Marzke is a member of the Audit and Corporate Governance and Nominating Committees.

Terence F. Moore, age 59, has served as a director of Chemical Financial since January 1998 and is Co-Chairman of the Audit Committee and a member of the Compensation and Corporate Governance and Nominating Committees. Mr. Moore has been President and Chief Executive Officer of MidMichigan Health in Midland, Michigan since 1982. MidMichigan Health is a health care organization operating in central and northern Michigan. From 1977 to 1984, Mr. Moore was President and Chief Executive Officer of MidMichigan Medical Center in Midland, which is MidMichigan Health’s largest subsidiary.

Mr. Moore has served as a director and member of various committees of Chemical Bank since February 1991 and as a director of CFC Data Corp since June 1995.

Aloysius J. Oliver, age 62, became Chairman of Chemical Financial’s board of directors in January 2002. Mr. Oliver was President, Chief Executive Officer and a director of Chemical Financial from January 1997 until his retirement on December  31, 2001. Mr. Oliver previously served as Executive Vice President and Secretary from January 1985 to December 1996. Mr. Oliver joined Chemical Financial from Chemical Bank in January 1985. Mr. Oliver joined Chemical Bank in 1957 and served in various management capacities. Mr. Oliver became Vice President and Cashier of Chemical Bank in 1975, Secretary to the board of directors in 1979 and Senior Vice President in 1981. Mr. Oliver was elected to the board of directors of Chemical Bank in August 1996. During the last five years, Mr. Oliver has also served as a director and member of various committees of Chemical Bank West (also Chairman), CFC Data Corp (also President and Treasurer), CFC Financial Services, Inc., and CFC Title Services, Inc. Mr. Oliver is a member of the Pension Committee.

Frank P. Popoff, age 67, has served as a director of Chemical Financial since February 1989 and is a member of the Audit and Corporate Governance and Nominating Committees and Chairman of the Pension and Compensation Committees. Mr. Popoff retired as Chairman of the board of directors of The Dow Chemical Company in Midland, Michigan, a diversified science and technology company that manufactures chemical, plastic and agricultural products, in November 2000. Mr. Popoff joined The Dow Chemical Company in 1959 and served in senior positions in sales, marketing, operations and business management, including responsibilities for international areas of the company. Mr. Popoff was Chief Executive Officer from 1987 to 1995 and Chairman of the board of directors from December 1992 until his retirement in November 2000. Mr. Popoff is also a director of American Express Company, Qwest Communications International, Inc., Shin-Etsu Chemical Co. Ltd. and United Technologies Corporation. Mr. Popoff has served as a director and member of various committees of Chemical Bank since July 1985.

David B. Ramaker, age 47, became President and Chief Executive Officer of Chemical Financial in January 2002. He has been a director of Chemical Financial since October 2001. He previously served as President and Chief Executive Officer of Chemical Bank and Executive Vice President and Secretary of Chemical Financial. He joined Chemical Bank as Vice President on November 29, 1989. Mr. Ramaker became President of Chemical Bank Key State (consolidated into Chemical Bank) in October 1993. Mr. Ramaker became President and a member of the board of directors of Chemical Bank in September 1996 and Executive Vice President and Secretary to the board of Chemical Financial and Chief Executive Officer of Chemical Bank on January 1, 1997. Mr. Ramaker currently serves as Chairman of each of Chemical’s three wholly-owned bank subsidiaries. During the last five years, Mr. Ramaker has also served as director and member of various committees of all of the Corporation’s other subsidiaries. Mr. Ramaker is a member of the Executive Management Committee of Chemical Financial. Mr. Ramaker is a member of the Pension Committee.

Dan L. Smith, age 67, has served as a director of Chemical Financial since January 15, 2001, as a result of Shoreline’s merger into Chemical Financial. Before the merger, Mr. Smith was Chairman of the Board and Chief Executive Officer of Shoreline. Mr. Smith became Shoreline’s Chairman of the Board and Chief Executive Officer on January 1, 1993, having previously served as President of Shoreline. Mr. Smith continued to serve as President until June 1999. Mr. Smith was Secretary to the board of Shoreline until 1992. Before the merger, Mr. Smith also served as Chairman of the Board and Chief Executive Officer of Shoreline Bank since May 1994. Mr. Smith also served as President of Shoreline Bank from May 1994 until June 1999. Through May 1994, Mr. Smith served as President of Inter-City Bank (predecessor of Shoreline Bank) since 1978, Chief Executive Officer of Inter-City Bank since 1988, and a director of Inter-City Bank since 1972. Mr. Smith is a member of the Pension Committee.

William S. Stavropoulos, age 63, has been a director of Chemical Financial since August 1993 and is a member of the Compensation and Pension Committees. Mr. Stavropoulos is Chairman of the board of directors and President and Chief Executive Officer of The Dow Chemical Company, a diversified science and technology company that manufactures chemical, plastic and agricultural products. Mr. Stavropoulos joined The Dow Chemical Company in 1967 and has served in various senior management positions. Mr. Stavropoulos was named President of Dow Latin America in 1984, Group Vice President in 1987, Vice President in 1990, President of Dow U.S.A. in 1990, Senior Vice President in 1991, President and Chief Operating Officer in 1993, Chief Executive Officer in November 1995 and Chairman of the board of directors in November 2000. He was elected to the board of directors of The Dow Chemical Company in 1990. Mr. Stavropoulos served as President and Chief Executive Officer from 1995 to 2000 and was reappointed to that position in December 2002. Mr. Stavropoulos is also a director of NCR, BellSouth Corporation and Maersk Inc., and a trustee to the Fidelity Group of Funds. Mr. Stavropoulos has served as a director and member of various committees of Chemical Bank since April 1992.

Your Board of Directors Recommends that You

Vote FOR the Election of All Nominees as Directors

Committees of the Board of Directors

The board of directors has established the following four standing committees:

•	Audit Committee
•	Pension Committee
•	Compensation Committee
•	Corporate Governance and Nominating Committee

Audit Committee. The Audit Committee oversees the financial reporting process on behalf of the board of directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants engaged by the Corporation. The Audit Committee operates pursuant to a written charter, a revised copy of which is included as Appendix A to this proxy statement. The Audit Committee is comprised of independent directors as defined by the Sarbanes-Oxley Act of 2002 and the rules of the National Association of Securities Dealers, Inc. The Audit Committee is composed of Messrs. Dow and Moore, Co-Chairmen; Ms. Bowman and Messrs. Bernson, Currie, Marzke and Popoff. The Audit Committee met two times during 2002 and has four meetings scheduled in 2003.

Pension Committee. The Pension Committee oversees the administration of Chemical Financial’s employees’ pension and 401(k) plans. The Pension Committee is composed of Mr. Popoff, Chairman, and Messrs. Dow, Oliver, Ramaker, Smith and Stavropoulos. The Pension Committee met one time during 2002.

Compensation Committee. The Compensation Committee reviews salaries, bonuses and other compensation of all officers of Chemical Financial, administers Chemical Financial’s stock option plans and makes recommendations to the board of directors regarding the awards of stock options under these plans. The Compensation Committee operates pursuant to a written charter. The Compensation Committee is composed of Mr. Popoff, Chairman, Ms. Bowman and Messrs. Bernson, Currie, Dow, Moore and Stavropoulos. The Compensation Committee met one time during 2002.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees the Corporation’s corporate governance responsibilities on behalf of the board of directors and is responsible for the identification and recommendation of individuals qualified to become members of the board of directors for each vacancy that occurs and for each election of directors at an annual meeting of shareholders. The Corporate Governance and Nominating Committee operates pursuant to a written charter. This committee is composed of Mr. Currie, Chairman, and Messrs. Dow, Marzke, Moore and Popoff.

Board Meeting Attendance

During 2002, Chemical Financial’s board of directors held five regular meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year (during the periods that they served).

Compensation of Directors

During 2002, Chemical Financial compensated its directors who were not regular salaried employees of Chemical Financial at the rate of $1,000 for every board meeting attended and $450 for every committee meeting attended. Regular salaried employees of Chemical Financial and its subsidiaries do not receive fees for serving on, or attending meetings of, the board of directors of Chemical Financial or its subsidiaries or meetings of any of their committees.

On December 31, 2001, Chemical Financial entered into a one-year retirement agreement with Mr. Oliver. Under that agreement, Chemical Financial Corporation paid Mr. Oliver annual compensation of $50,000 and provided group health benefits consistent with those available under Chemical Financial Corporation’s retiree medical plan. Mr. Oliver agreed to continue to serve as Chairman of the board of directors of Chemical Financial and a director of Chemical Bank through December 31, 2002. Mr. Oliver also agreed to a covenant not to compete as long as payments were being made to him under the agreement. This agreement was renewed on December 31, 2002 on the same terms for another one year.

On December 31, 2000, Chemical Financial entered into a two-year retirement agreement with Mr. Smith for 2001 and 2002. Under that agreement, Chemical Financial paid Mr. Smith annual compensation of $50,000 and provided group health benefits consistent with those available under Shoreline’s retiree medical plan. Mr. Smith also agreed to a covenant not to compete as long as payments were being made to him under the agreement.

The board of directors adopted the Chemical Financial Corporation Plan for Deferral of Directors’ Fees. This plan is available to all directors of Chemical Financial and its subsidiaries who receive fees, including community bank advisory directors. Under the plan, directors and community bank advisory directors that participate in the plan must elect before December 31 of each year to defer either 50% or 100% of fees to be earned in the following year. These fees will be paid out in any number of calendar years from one to ten commencing during or following the year the director ceases to be a director or the year after the director attains age 70. During the deferral period, the plan provides that the Corporation shall accrue to the directors or community bank advisory directors interest on the accumulated amount of deferred fees at the rate paid by Chemical Bank on a variable rate money market savings account.

Shareholder Nominations

Shareholders may nominate individuals for election as directors. To make such a nomination, you must send a notice to the Secretary of Chemical Financial that sets forth:

•	the name, age, business address and residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of Chemical Financial common stock beneficially owned by each nominee;

•	a statement that each nominee is willing to be nominated and to serve if elected; and

•	such other information concerning each nominee as would be required to be provided in a proxy statement soliciting proxies for the election of each nominee.

You must send this notice to the Secretary of Chemical Financial not less than 120 days prior to the date of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Ownership of Chemical Financial Common Stock

Five Percent Shareholder

Listed below is the only shareholder of Chemical Financial known by management to have been the beneficial owner of more than 5% of the outstanding shares of common stock as of January 24, 2003. This entity is the trust department of Chemical Bank:

Amount and Nature of Beneficial Ownership of
Common Stock(1)

	Sole Voting	Shared Voting	Total
Name and Address of	and Dispositive	or Dispositive	Beneficial	Percent of
Beneficial Owner	Power	Power(2)	Ownership	Class

Chemical Bank and Trust Company	1,413,063	347,149	1,760,212	7.4%
Trust Department 333 E. Main Street Midland, MI 48640(3)

Ownership of Chemical Financial Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of Chemical Financial common stock held as of January 24, 2003, by each of Chemical Financial’s directors and nominees for director, each of the named executive officers who are included in the Summary Compensation Table, and all of Chemical Financial’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of
	Common Stock(1)

		Shared
	Sole Voting	Voting or		Stock Options	Total
Name of	and Dispositive	Dispositive		Exercisable in	Beneficial		Percent of
Beneficial Owner	Power	Power(2)		60 Days	Ownership		Class

J. D. Bernson	—	12,289		—	12,289		*
N. A. Bowman	1,943	—		—	1,943		*
J. A. Currie	108,619	16,090		—	124,709		*
M. L. Dow	—	165,259	(4)	—	165,259	(4)	*
L. A. Gwizdala	4,072	26,394		22,150	52,616		*
L. R. Marzke	38,160	24,931	(5)	—	63,091	(5)	*
J. R. Milroy	8,089	14,545		2,205	24,839		*
T. F. Moore	3	10,514		—	10,517		*
A. J. Oliver	101,815	—		7,668	109,483		*
F. P. Popoff	20,397	—		—	20,397		*
D. B. Ramaker	11,948	—		19,119	31,067		*
J. A. Reisner	12,581	3,478		8,722	24,781		*
D. L. Smith	57,017	12,017		—	69,034		*
W. S. Stavropoulos	5,559	333,032	(6)	—	338,591	(6)	1.42%
J. E. Tomczyk	659	1,008		1,481	3,148		*
All directors and executive
officers as a group	424,260	676,697	(7)	87,578	1,188,535	(7)	5.0%

  *  Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power or dispositive power with respect to the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in various fiduciary capacities through the trust department of Chemical Bank are not included unless otherwise indicated. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the trust department in fiduciary capacities.

(2)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by the trust department of Chemical Bank are not included unless otherwise indicated. The directors and officers of Chemical Financial may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Chemical Bank to some degree, but disclaim beneficial ownership of these shares.

(3)	These numbers consist of certain shares held in various fiduciary capacities through the trust department of Chemical Bank. Chemical Bank also holds in various fiduciary capacities a total of 2,251,045 shares of Chemical Financial common stock over which it does not have voting or dispositive power and which are not included in these numbers. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the trust department in a fiduciary capacity.

(4)	These numbers include 69,792 shares owned by two trusts as of December 31, 2002, of which Mr. Dow is a trustee. Mr. Dow disclaims beneficial ownership of these shares.

(5)	These numbers include 4,559 shares owned by an affiliated company of Mr. Marzke. Mr. Marzke disclaims beneficial ownership of these shares.

(6)	These numbers include 333,032 shares owned by the Rollin M. Gerstacker Foundation as of December 31, 2002. Mr. Stavropoulos is a trustee of that foundation. Mr. Stavropoulos has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

(7)	These numbers include all shares described in notes 4 through 6 above.

Shareholder Return

The following line graph compares Chemical Financial’s cumulative total shareholder return on its common stock over the last five years, assuming the reinvestment of dividends, to the Standard and Poor’s (referred to as “S&P”) 500 Stock Index and the KBW 50 Index. Both of these indices are also based upon total return (including reinvestment of dividends) and are market-capitalization-weighted indices. The S&P 500 Stock Index is a broad equity market index published by Standard and Poor’s. The KBW 50 Index is published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The line graph assumes $100 was invested on December 31, 1997.

The dollar values for total shareholder return plotted in the graph are shown in the table below:

			S&P
	Chemical		500
	Financial	KBW 50	Stock
December 31	Corporation	Index	Index

1997	$100.0	$100.0	$100.0
1998	97.1	108.3	128.5
1999	93.4	104.5	155.5
2000	74.6	125.5	141.4
2001	104.7	120.3	124.6
2002	115.0	111.9	97.2

Executive Compensation

Summary of Executive Compensation

The following table shows information concerning the compensation earned from Chemical Financial or its subsidiaries during each of the three years in the period ended December 31, 2002, by the Chief Executive Officer and each of Chemical Financial’s four most highly compensated executive officers who served in positions other than Chief Executive Officer during 2002. The positions listed in the table are those in which the applicable officer served at December 31, 2002.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation(1)			Awards		Payouts

						Number of
				Other	Restricted	Shares
Name and				Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation(2)

David B. Ramaker	2002	$210,000	$80,150			5,250		$3,290
President and Chief	2001	174,500	55,150			3,307		319
Executive Officer of	2000	164,300	66,650			—		573
the Corporation

James R. Milroy	2002	$180,000	$55,150			3,675		$3,810
Executive Vice President,	2001	175,000	70,150			2,205		332,700
Chief Operating Officer
and Secretary of the Corporation

Lori A. Gwizdala	2002	$155,000	$55,150			3,675		$3,310
Executive Vice President,	2001	132,084	45,150			2,205		213
Chief Financial Officer	2000	104,000	60,150			—		546
and Treasurer of the Corporation

John A. Reisner	2002	$142,000	$40,150			2,625		$3,742
President and Chief	2001	89,000	21,150			2,205		284
Executive Officer of	2000	84,000	16,000			—		179
Chemical Bank and Trust Company

James E. Tomczyk	2002	$142,004	$40,150			2,625		$3,142
President and Chief	2001	122,004	31,121			1,323		24,871
Executive Officer of Chemical Bank Shoreline

(1)	Includes compensation deferred under Chemical Financial’s 401(k) savings plan.

(2)	The amounts set forth in the “All Other Compensation” column for 2002 represent matching contributions under the 401(k) savings plan and insurance payments with respect to term life insurance. The 401(k) savings plan matching contributions were as follows: Mr. Ramaker, $2,975; Mr. Milroy, $3,600; Ms. Gwizdala, $3,100; Mr. Reisner, $2,839; and Mr. Tomczyk, $2,471. The insurance payments with respect to term life insurance were as follows: Mr. Ramaker, $315; Mr. Milroy, $210; Ms. Gwizdala, $210; Mr. Reisner, $903; and Mr. Tomczyk, $671.

The amounts set forth in the “All Other Compensation” column for 2001 represent insurance payments with respect to term life insurance as follows: Mr. Ramaker, $319; Mr. Milroy, $374; Ms. Gwizdala, $213; Mr. Reisner, $284; and Mr. Tomczyk, $364. For Mr. Milroy, the 2001 “All Other Compensation” column also includes the following: $312,000 attributable to a payment in connection with the change in control provisions in his employment agreement, $12,743 attributable to the gift of an automobile to him, $4,046 attributable to a profit-sharing match under a former profit-sharing plan and $3,537 attributable to matching contributions under a former 401(k) plan. For Mr. Tomczyk, the 2001 “All Other Compensation” column also includes the following: $18,923 attributable to a payment in connection with the change in control provisions in his employment agreement, $3,141 attributable to a profit-sharing match under a former profit-sharing plan and $2,443 attributable to matching contributions under a former 401(k) plan.

Option Grants and Values

The following tables provide information concerning stock options granted to and exercised by the named executive officers during 2002 and unexercised options held as of December 31, 2002:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

		Percent of
		Total
	Number of	Options
	Shares	Granted to	Exercise
	Underlying	Employees	Price		Grant Date
	Options	in Fiscal	Per	Expiration	Present
Name	Granted(1)	Year	Share(1)	Date	Value(2)

David B. Ramaker	5,250	7.5%	$29.17	12/09/2012	$39,323

James R. Milroy	3,675	5.3	29.17	12/09/2012	27,526

Lori A. Gwizdala	3,675	5.3	29.17	12/09/2012	27,526

John A. Reisner	2,625	3.8	29.17	12/09/2012	19,661

James E. Tomczyk	2,625	3.8	29.17	12/09/2012	19,661

(1)	The per share exercise price of each option is equal to the market value of Chemical Financial common stock on the date each option was granted. The outstanding options were granted for a term of 10 years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. Options become exercisable one, three or five years after the date of grant, based on years of service. Options were granted on December 9, 2002 and become exercisable as follows: Ramaker, Milroy, Gwizdala and Reisner – December 9, 2003; Tomczyk – December 9, 2005. All options permit the option price to be paid by delivery of cash or other shares of Chemical Financial common stock owned by the option holder, including shares acquired through the exercise of other options. The number of shares underlying options and the exercise price have been adjusted to reflect the 5% stock dividend paid by Chemical Financial on January 24, 2003.

(2)	Based on the Black-Scholes option pricing model. The actual value, if any, an option holder may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an option holder will be at or near the value estimated by the Black-Scholes model. The estimated values in the table above were calculated using the Black-Scholes model based on assumptions that include:

•	a stock price volatility factor of 32.7%, calculated using monthly stock prices for the seven years prior to the grant date;
•	a risk free rate of return of 3%;
•	an expected average dividend yield of 3.2% (approximately the dividend yield at the date of the grant); and
•	an expected average option holding period of 6.5 years, which approximates Chemical Financial’s historical experience.

No adjustments were made for the general non-transferability of the options or to reflect any risk of forfeiture before vesting. Disclosure of grant date present value is presented pursuant to Securities and Exchange Commission regulations. Chemical Financial’s use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation method.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Shares		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money
	Shares		Options at Fiscal Year-End		Options at Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David B. Ramaker	1,770	$24,986	22,888	5,250	$161,326	$7,447
James R. Milroy	—	—	2,205	3,675	12,741	5,213
Lori A. Gwizdala	5,426	98,977	22,150	3,675	184,633	5,213
John A. Reisner	1,103	10,473	8,722	2,625	45,488	3,724
James E. Tomczyk	—	—	1,481	3,948	9,316	11,368

(1)	The number of shares shown is the gross number of shares covered by options exercised. Officers may deliver other shares owned in payment of the option price and shares may be withheld for tax withholding purposes, resulting in a smaller net increase in their share holdings.

(2)	The values reported are based on a fair market value of $30.59 per share, the closing bid price of Chemical Financial’s common stock on The Nasdaq Stock Market on December 31, 2002, adjusted for the 5% stock dividend paid January 24, 2003.

Stock Option Plans

The Chemical Financial Corporation 1987 Award and Stock Option Plan and the Stock Incentive Plan of 1997 provide for awards of nonqualified stock options, incentive stock options, stock appreciation rights, or a combination thereof.

The 1997 plan was approved by the shareholders at the April 21, 1997 annual meeting of shareholders. At the April 20, 1992 annual meeting of shareholders, the shareholders voted to increase the authorized shares issuable under the 1987 plan by 100,000 shares and extend the plan to April 20, 1997. As of December 31, 2002, there were options outstanding to purchase 500,777 shares of Chemical Financial’s common stock under the 1997 and 1987 plans, and 418,904 shares available for future awards under the 1997 plan.

Key employees of Chemical Financial and its subsidiaries, as the Compensation Committee of the board of directors may select from time to time, are eligible to receive awards under the 1997 plan. No employee of Chemical Financial may receive any awards under the 1997 plan while the employee is a member of the Compensation Committee.

The plans provide that the option price of incentive stock options awarded shall not be less than the fair market value of Chemical Financial’s common stock on the date of grant. Historically, options granted under the plans are first exercisable from one to five years from the date of grant, at the discretion of the Compensation Committee, and expire not later than ten years and one day after the date of grant. Options granted may be designated nonqualified stock options or incentive stock options. Options granted may include stock appreciation rights that entitle the recipient to receive cash or a number of shares of common stock without payment to Chemical Financial that have a market value equal to the difference between the option price and the market price of the total number of shares awarded under the option at the time of exercise of the stock appreciation right. The plans provide, at the discretion of the Compensation Committee, that payment for exercise of an option may be made in the form of shares of Chemical Financial’s common stock having a fair market value equal to the exercise price of the option at the time of exercise, or in cash. The plans also provide for the payment of the required tax withholding generated upon the exercise of a nonqualified stock option in the form of shares of Chemical Financial’s common stock having a fair market value equal to the amount of the required tax withholding at the time of exercise, upon prior approval and at the discretion of the Compensation Committee.

Pension Plan

Chemical Financial and its subsidiaries make annual contributions up to the maximum amount deductible for federal income tax purposes to the Chemical Financial Corporation Employees’ Pension Plan, which is a defined benefit plan and is qualified for federal tax purposes. Chemical Financial has the authority to terminate the pension plan at any time. The Internal Revenue Code limits the annual benefits that may be paid from a tax-qualified retirement plan.

As permitted by the Employee Retirement Income Security Act of 1974, Chemical Financial has established a supplemental pension plan that provides for the payment to certain executive officers of Chemical Financial, as determined by the Compensation Committee, benefits to which they would have been entitled, calculated under the provisions of the pension plan, as if the limits imposed by the Internal Revenue Code did not apply.

The table below shows the estimated combined annual pension benefits that would be payable under the pension plan and supplemental pension plan to salaried employees, including the named executive officers, if they retire in 2003 upon their normal retirement age at the annual levels of average pay and years of service indicated. The “Average Remuneration” is the average annual base salary, excluding any bonus, for the five highest consecutive years during the ten years preceding the date of retirement.

The pension plan covers the annual base salary of all salaried employees as of January 1 of each year. Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the pension plan. The pension plan provides for vesting of benefits after attaining five years of service, for disability and death benefits, and for optional joint and survivor benefits for the employee and his or her spouse.

The amount shown under the caption “Salary,” excluding the amount shown under the caption “Bonus,” in the Summary Compensation Table in this proxy statement is representative of the most recent calendar year compensation used in calculating average pay under the pension plan. With respect to credited years of service under the pension plan, as of December 31, 2002, Mr. Ramaker had 13.2 years, Mr. Milroy had 12.8 years, Ms. Gwizdala had 18 years, Mr. Reisner had 23.4 years and Mr. Tomczyk had 3.8 years.

The retirement benefits shown in the Pension Plan Table are based on the assumption that an employee retires in 2003 at normal retirement age and will elect a benefit for his or her life with 120 monthly payments guaranteed. If the employee were to elect a benefit payable to a surviving spouse of 50% or more of the employee’s retirement benefit or for the employee’s life only, the retirement benefit for the employee would be adjusted. The benefits listed in the Pension Plan Table are not subject to a deduction for social security or any other offset amount.

PENSION PLAN TABLE

	Years of Service

Average					30 or
Remuneration	10	15	20	25	more

$100,000	$17,632	$26,448	$35,264	$44,080	$52,896
125,000	22,382	33,573	44,764	55,955	67,146
150,000	27,132	40,698	54,264	67,830	81,396
175,000	31,882	47,823	63,764	79,705	95,646
200,000	36,632	54,948	73,264	91,580	109,896
225,000	41,382	62,073	82,764	103,455	124,146
250,000	46,132	69,198	92,264	115,330	138,396
275,000	50,882	76,323	101,764	127,205	152,646

Compensation Committee Report on Executive Compensation

The Compensation Committee of Chemical Financial’s board of directors reviews and determines Chemical Financial’s compensation programs, including individual salaries of executive and senior officers. The Compensation Committee is composed of Mr. Popoff, Chairman, Ms. Bowman and Messrs. Bernson, Currie, Dow, Moore and Stavropoulos. All members are non-employee directors of Chemical Financial.

Under the supervision of the Compensation Committee, Chemical Financial has developed and implemented compensation plans that seek to align the financial interests of Chemical Financial’s senior officers with those of its shareholders. Chemical Financial’s executive compensation program is comprised of three primary components: base salary, annual cash incentive bonus opportunities and longer-term incentive opportunities in the form of stock option awards.

To attract and retain officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation recognizing individual performance and achievements. Annual cash incentive bonuses are used to reward senior officers for individual performance, accomplishments and achievement of annual business targets. A portion of potential career compensation is linked to corporate performance through stock option awards.

The Compensation Committee determines the annual base salary, incentive bonus and stock option awards for the Chief Executive Officer. Annual base salary, incentive bonus and stock option awards with respect to Chemical Financial’s other senior officers are recommended by the Chief Executive Officer to, and ultimately determined by, the Compensation Committee. All other senior executives of Chemical Financial are eligible to participate in the same executive compensation plans that are available to the Chief Executive Officer.

In evaluating the performance of and determining the annual base salary, incentive bonus and stock option awards for the Chief Executive Officer and other senior management, the Compensation Committee takes into account management’s contribution to the long-term success of Chemical Financial. The Compensation Committee considers return to shareholders to be primary in measuring financial performance. The philosophy of Chemical Financial is to maximize long-term return to shareholders consistent with its commitments to maintain the safety and soundness of the institution and provide the highest possible level of service at a fair price to the customers and communities that it serves. The Compensation Committee has taken these subjective and qualitative factors into account, along with quantitative measures of corporate performance, in establishing the annual salary, incentive bonus and stock option awards for the Chief Executive Officer and Chemical Financial’s other senior management, giving at least equal weight to the subjective and qualitative factors and no particular weight to any specific factor. The determination of the size of stock option awards is based upon a subjective analysis of each recipient’s position within the organization, his or her individual performance and his or her growth potential within the organization. The number of stock option awards previously granted to a recipient is not a factor considered in the determination of the grant of a new stock option award.

The Compensation Committee primarily considers five quantitative measures of corporate performance in establishing the compensation to be paid to the Chief Executive Officer and Chemical Financial’s other senior management. These measures of performance are: (i) earnings per share and earnings per share growth; (ii) the level of net loan losses; (iii) capital position; (iv) targeted as compared to actual annual operating performance; and (v) Chemical Financial’s annual performance and financial condition as compared to that of its Federal Reserve Bank peer group. These measures were considered by the Compensation Committee in determining each component of executive compensation, although no particular weight was given to any specific factor.

Mr. Ramaker’s base salary for 2002 was established at the beginning of the year to provide a competitive level of compensation and took into account corporate performance through December 31, 2001. Chemical Financial’s performance during 2001 exceeded both its targeted goals and that of its Federal Reserve Bank peer group.

Mr. Ramaker’s 2002 incentive bonus was established at the end of the year based upon performance of Chemical Financial during 2002. Chemical Financial’s net income in 2002 exceeded targeted performance for 2002. Chemical Financial achieved record net income in 2002. In 2002, Chemical Financial’s net income per share increased 10% over 2001 net operating income per share, which excluded merger and restructuring expenses of $7.1 million on an after-tax basis incurred to complete the merger with Shoreline and internal bank consolidations. Return on assets, based on net income and net operating income was 1.55% in 2002, the same as in 2001 based on net operating income. Net loan losses represented .20% of average loans in 2002, compared to its peer group annualized ratio as of September 30, 2002 of .40%.

In 1993, Congress amended the Internal Revenue Code to add Section 162(m). Section 162(m) provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Compensation Committee has examined Chemical Financial’s executive compensation policies in light of Section 162(m) and the regulations that have been adopted to implement that section. It is not expected that any portion of Chemical Financial’s deduction for employee remuneration will be disallowed in 2003 or in future years by reason of actions expected to be taken in 2003.

During 2002, all recommendations of the Compensation Committee were unanimously approved by the board of directors without modification.

Respectfully submitted,

Frank P. Popoff, Chairman

J. Daniel Bernson
Nancy Bowman
James A. Currie
Michael L. Dow
Terence F. Moore
William S. Stavropoulos

Audit Committee Report

The Audit Committee oversees the financial reporting process on behalf of the board of directors. The Audit Committee operates pursuant to a written charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that are included in the 2002 annual report to shareholders with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Chemical Financial, and has received and discussed with the independent auditors the matters in the written disclosures required by the Independence Standards Board and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with Chemical Financial’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting. The Audit Committee held two meetings during 2002.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited financial statements be included in Chemical Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Chemical Financial’s independent auditors for the year ending December 31, 2003.

Respectfully submitted,

Michael L. Dow, Co-Chairman

Terence F. Moore, Co-Chairman
J. Daniel Bernson
Nancy Bowman
James A. Currie
L. Richard Marzke
Frank P. Popoff

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of Chemical Financial and persons who beneficially own more than 10% of the outstanding shares of Chemical Financial’s common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Securities and Exchange Commission regulations require such persons to furnish Chemical Financial with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2002 through December 31, 2002.

Certain Relationships and Related Transactions

Directors, officers, principal shareholders and their associates were customers of, and had transactions (including loans and loan commitments) with, Chemical Financial’s banking subsidiaries in the ordinary course of business during 2002. All such loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. None of these loan relationships presently in effect are in default as of the date of this proxy statement.

Dividend Reinvestment Program Shares

If a shareholder is enrolled in Chemical Financial’s Dividend Reinvestment Program, the enclosed proxy card covers: (1) all shares of Chemical Financial’s common stock owned directly by the shareholder at the record date, and (2) all shares of Chemical Financial’s common stock held for the shareholder in the Dividend Reinvestment Program at that time. Computershare Investor Services, LLC, as the shareholder’s agent under the program, will vote any common stock held by it under the program in accordance with the shareholder’s written direction as indicated on the proxy card. All such shares will be voted the way the shareholder directs. If no specific instruction is given on a returned proxy card, Computershare Investor Services, LLC will vote as recommended by the board of directors.

Independent Certified Public Accountants

Ernst & Young LLP served as the independent auditors for Chemical Financial for 2002 and the Audit Committee has reappointed that firm for 2003. In accordance with prior practice, representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders on April 21, 2003, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees. Chemical Financial paid to Ernst & Young LLP $333,900 during 2002 for the audit of the Corporation’s 2002 financial statements and their review of financial statements included in quarterly reports filed with the Securities and Exchange Commission.

Other Fees. In addition, during 2002 Chemical Financial paid to Ernst & Young LLP $101,142 for audit-related services, $7,500 for tax services and $15,000 for all other services provided by them.

Shareholder Proposals

If you would like a proposal to be presented at the annual meeting of shareholders in 2004 and if you would like your proposal to be included in Chemical Financial’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to Chemical Financial in accordance with Securities and Exchange Commission Rule 14a-8. Chemical Financial must receive your proposal by November 8, 2003 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2004 annual meeting of shareholders must similarly be received by Chemical Financial by November 8, 2003.

Other Matters

Management does not intend to present to the meeting any business other than the election of directors. If any matter not known to management at the time this proxy statement was being prepared should be presented for action at the meeting, the shares represented by the enclosed proxy card will be voted in accordance with the judgment of the persons named as proxies with respect to that matter.

Important Notice Regarding Delivery of Shareholder Documents

As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2002 Annual Report to Shareholders is being delivered to multiple shareholders sharing the same address unless Chemical Financial has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or verbal request from a shareholder at a shared address, a separate copy of our proxy statement and the 2002 Annual Report to Shareholders. Requests should be made to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

Form 10-K Report Available

Chemical Financial’s Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Chemical Financial Corporation, 333 East Main Street, Midland, Michigan 48640, Attn: Lori A. Gwizdala, Chief Financial Officer. In addition, the Corporation’s Form 10-K Annual Report to the Securities and Exchange Commission will be available on the Corporation’s internet website, www.chemicalbankmi.com in the “Investor Information” section.

By Order of the Board of Directors

David B. Ramaker

President and Chief Executive Officer

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Appendix

Audit Committee Charter

APPENDIX A

Audit Committee Charter
Chemical Financial Corporation
As amended and restated through February 24, 2003

I. GOVERNANCE

This Charter sets forth the organization and operation of the Audit Committee (the “Committee”) of Chemical Financial Corporation (the “Company”) and has been approved by the Company’s Board of Directors (the “Board”). The Committee shall review and reassess the Charter from time to time, at least annually. Amendments to this Charter shall be approved by the Board.

II. ORGANIZATION

The Committee shall be comprised of at least three directors, one of whom shall be designated as Chairperson. Committee members shall be nominated by the Corporate Governance and Nominating Committee and approved by the Board. All Committee members shall be independent of management and the Company in accordance with applicable statutes, regulations, and rules of self-regulatory organizations. All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s statement of financial position, income statement, and cash flow statement, at the time of their appointment to the Committee. Further, the Committee will include at least one member who is deemed a “financial expert,” as that term is defined under applicable statutes, regulations and rules of self-regulatory organizations. A Committee member may be removed for any reason following a majority vote of the Board.

III. STATEMENT OF PURPOSE

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the regulatory compliance program as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company, and may retain outside counsel or other experts for this purpose.

IV. AUTHORITY, DUTIES AND RESPONSIBILITIES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The Committee shall have the following authority, duties and responsibilities:

•	Be directly responsible and have ultimate authority for the appointment, compensation, retention, evaluation, and oversight of the Company’s independent auditors. The Committee shall have sole authority to approve, in advance, fees and terms for all audit services as well as non-audit services;

•	Annually review the performance (effectiveness, objectivity, and independence) of the independent auditors and the internal audit function, including a review and evaluation of the lead partner of the independent auditor, and report its conclusions to the Board;

•	Communicate to management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the Company’s shareholders;

•	Obtain and review at least annually a formal written report from the independent auditor delineating the auditing firm’s internal quality-control procedures and any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation

A-1

relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews;

•	Ensure receipt of a formal written report from the independent auditors consistent with applicable rules and regulations and standards set by the Independence Standards Board;

•	Review at least annually all relationships between the independent auditors and the Company to assess auditor independence;

•	Discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk and regulatory compliance programs. The Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations;

•	Review the Company’s interim financial statements, including disclosures under the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation (“MD&A”) with management and the independent auditors prior to the filing of Quarterly Reports on Form 10-Q. The Committee shall review with the independent auditors the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson of the Committee may represent the entire Committee for the purposes of quarterly reviews;

•	Review with management and the independent auditors the Company’s financial statements, including disclosures under the Company’s MD&A, to be included in Securities and Exchange Commission Annual Report on Form 10-K (or annual report to shareholders if distributed prior to the filing of Form 10-K). The Committee shall review with the independent auditors the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and applicable rules and regulations. This review will discuss the independent auditors’ judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Based on such review and discussions, the Committee will determine whether or not to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K;

•	Obtain from the independent auditors such confirmation as the Committee shall deem appropriate to the effect that the independent auditors satisfy the general qualifications and independence requirements for independent public accountants to bank holding companies and insured depository institutions under applicable statutes, rules, and regulations;

•	Review regulatory agencies’ reports of examination of the Company and its subsidiaries and report to the Board on the results of each examination made and such conclusions and recommendations as the Committee deems appropriate;

•	Establish and maintain procedures for the receipt, retention, and response to complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters;

•	Prepare the Audit Committee report required by applicable statutes, rules, and regulations to be included in the Company’s annual proxy statement;

•	Engage consultants and advisors at the expense of the Company to assist the Committee as it deems necessary. The Committee shall have sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms;

•	Establish subcommittees of the Committee with such powers and authority as specifically determined and delegated by the Committee;

•	Provide the Board of Directors with regular reports regarding the Committee’s decisions, actions and recommendations; and

•	Undertake such other duties and responsibilities as required by applicable statues, rules, and regulations.

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Proxy

This Proxy is Being Solicited on Behalf of the Board of Directors of the Corporation for the Annual Meeting – April 21, 2003

The undersigned hereby appoints Michael L. Dow, Aloysius J. Oliver, David B. Ramaker and Dan L. Smith, jointly and severally, proxies, with full power of substitution, to vote all the shares of capital stock of CHEMICAL FINANCIAL CORPORATION that the undersigned may be entitled to vote, including dividend reinvestment plan shares, if any, held of record by the undersigned on February 21, 2003, at the annual meeting of shareholders of Chemical Financial Corporation to be held at the Midland Center for the Arts, 1801 W. St. Andrews, Midland, MI, on Monday, April 21, 2003, and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this card or, if no specification is made, FOR the election of all nominees listed for directors and in accordance with their discretion on such other matters that may come before the meeting.

(Continued and to be signed on the reverse side.)

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 – J. Daniel Bernson	☐	☐	05 – L. Richard Marzke	☐	☐	09 – David B. Ramaker	☐	☐

02 – Nancy Bowman	☐	☐	06 – Terence F. Moore	☐	☐	10 – Dan L. Smith	☐	☐

03 – James A. Currie	☐	☐	07 – Aloysius J. Oliver	☐	☐	11 – William S. Stavropoulos	☐	☐

04 – Michael L. Dow	☐	☐	08 – Frank P. Popoff	☐	☐

B	Annual Meeting Attendance

Please check here if you plan to attend the Annual Meeting	Yes ☐

Where a vote is not specified, the proxies will vote the shares represented by this proxy FOR the election of all nominees listed for directors and in accordance with their discretion on such other matters that may come before the meeting.

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as your name or names appear on the card. If you are acting in a representative capacity as attorney, executor, administrator, trustee or guardian, please sign name and title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

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